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[LETTER HEAD OF CHRISTENSEN, WHITE, MILLER, FINK, JACOBS, GLASER & SHAPIRO, LLP]




                                 July 29, 1996

Rally's Hamburgers, Inc.
10002 Shelbyville Road
Suite 150
Louisville, Kentucky 40223

      Re:  Rally's Hamburgers, Inc.
           Registration Statement on Form S-3
           ----------------------------------

Gentlemen:

     You have requested our opinion as counsel for Rally's Hamburgers, Inc., a Delaware corporation (the "Company"), in connection with the distribution by the Company to the holders of its outstanding Common Stock, $.10 par value per share (the "Common Stock"), of 3,484,074 transferable subscription rights (the "Rights") to purchase units (the "Units"), each consisting of (i) one share of Common Stock and (ii) a Warrant to purchase an additional share of Common Stock (the "Warrants") (the "Rights Offering") in accordance with the Company's Registration Statement on Form S-3 (File No. 333-07609), as amended (the "Registration Statement").

     In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the genuineness of all signatures on original documents submitted to us; the authenticity of all documents submitted to us as copies or facsimiles; the continued accurancy of all certificates and other documents from public officials dated earlier than the date of this letter; the issuance by the appropriate regulatory agencies of any necessary permits, consents, approvals, authorizations and orders relating to the Rights Offering in their respective jurisdictions; the Registration Statement being declared effective; the due execution and delivery of the proposed form of warrant agreement filed as Exhibit (4) (b) to the Registration Statement, between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement"); the distribution of the Rights and the offer and sale of the Units in the manner set forth in the Registration Statement and pursuant to said permits, consents, approvals, authorizations and orders; the receipt of the Company of the
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Rally's Hamburgers, Inc.
July 29, 1996
page 2


consideration for the Units as described in the Registration Statement; and the exercise of the Warrant in accordance with the terms of the Warrant Agreement and the continued existence of a current prospectus satisfying the requirements of Section 10(a)(3) of the Securities Act of 1933 so long as any of the Warrants are outstanding and exercisable. In rendering our opinion herein, we are relying as to certain factual matters solely upon (and have ourselves performed no examination or investigation) an Officer's Certificate given to us by the Company.

     Based upon the foregoing, it is our opinion that when issued, the Rights, Units, Warrants and the shares of Common Stock which are a part of the Units and which underlie the Warrants will be legally issued, fully paid and nonassessable.

    This opinion is addressed solely to the Company, and no one else has the right to rely upon it, nor may anyone release it, quote from it, or employ it in any transaction other than those discussed herein without our written consent; however, we hereby consent to the filing of this opinion as an exhibit to, and the references to this firm contained in, the Registration Statement.


                            Respectfully submitted,




                      CHRISTENSEN, WHITE, MILLER, FINK,
                         JACOBS, GLASER & SHAPIRO, LLP